Exhibit 99.3

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

The GEO Group’s (“GEO”) Reconciliation Tables and Supplemental Disclosure presented herein speaks only as of the date or period indicated, and GEO does not undertake any obligation, and disclaims any duty, to update any of this information. GEO’s future financial performance is subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect GEO’s future financial results are discussed more fully in our reports filed with the SEC. Readers are advised to refer to these reports for additional information concerning GEO.

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

Reconciliation of Pro Forma Net Income to Net Income

(In thousands except per share data)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Net Income	$15,059	$16,380
Net (Income) loss attributable to non-controlling interests	(34)	410
Start-up/transition expenses, net of tax	3,055	2,189
International bid and proposal expenses, net of tax	418	—
M&A Related Expenses, net of tax	273	3,735

Pro forma net income	$18,771	$22,714

Diluted earnings per share	$0.25	$0.25
Net (Income) loss attributable to non-controlling interests	—	0.01
Start-up/transition expenses, net of tax	0.05	0.03
International bid and proposal expenses, net of tax	0.01	—
M&A Related Expenses, net of tax	—	0.06

Diluted pro forma earnings per share	$0.31	$0.35

Weighted average common shares outstanding-diluted	60,929	64,731

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

Reconciliation from Adjusted EBITDA to Net Income

(In thousands)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Net Income	$15,059	$16,380
Interest expense, net	19,000	15,392
Income tax provision	9,247	9,780
Depreciation and amortization	23,215	18,802
Tax provision on equity in earnings of affiliate	321	1,024

EBITDA	$66,842	$61,378

Adjustments
Net (Income) loss attributable to non-controlling interests	$(34)	$410
Start-up/transition expenses, pre-tax	4,889	3,567
Stock-Based Compensation, pre-tax	1,506	2,061
International bid and proposal expenses, pre-tax	565	—
M&A Related Expenses, pre-tax	453	5,657

Adjusted EBITDA	$74,221	$73,073

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

Reconciliation of Adjusted Funds from Operations to Net Income

(In thousands)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Net Income	$15,059	$16,380
Net (Income) loss attributable to non-controlling interests	(34)	410
Depreciation and Amortization	23,215	18,802
Income Tax Provision	9,247	9,780
Income Taxes Refunded (Paid)	9,331	(940)
Stock-Based Compensation	1,506	2,061
Maintenance Capital Expenditures	(6,122)	(8,319)
Equity in Earnings of Affiliates, Net of Income Tax	(748)	(662)
Amortization of Debt Costs and Other Non-Cash Interest	690	226
Start-up/Transition Expenses	4,889	3,567
M&A Related Expenses	453	5,657
International Bid and Proposal Expenses	565	—

Adjusted Funds from Operations	$58,051	$46,962

Adjusted Funds from Operations Per Diluted Share	$0.95	$0.73

Weighted average common shares outstanding-diluted	60,929	64,731

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

Business Segment Results

(In thousands)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Revenues
U.S. Corrections & Detention	$246,119	$241,630
GEO Care	109,693	96,889
International Services	56,530	53,128
Facility Construction & Design	—	119

	$412,342	$391,766

Operating Expenses
U.S. Corrections & Detention	$183,629	$172,927
GEO Care	83,713	77,694
International Services	51,786	48,649
Facility Construction & Design	—	16

	$319,128	$299,286

Depreciation & Amortization Expense
U.S. Corrections & Detention	$15,302	$12,930
GEO Care	7,356	5,345
International Services	557	527
Facility Construction & Design	—	—

	$23,215	$18,802

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

Business Segment Results (Continued)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Compensated Mandays
U.S. Corrections & Detention	4,299,838	4,307,644
GEO Care	478,119	482,773
International Services	645,664	650,377

	5,423,621	5,440,794

Revenue Producing Beds
U.S. Corrections & Detention	51,212	51,187
GEO Care	5,911	6,219
International Services	7,149	7,147

	64,272	64,553

Average Occupancy*
U.S. Corrections & Detention	95.0%	93.3%
GEO Care	86.6%	86.6%
International Services	99.2%	100.0%
	94.7%	93.4%

*	Average occupancy excludes the impact of GEO’s idle facilities.

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

GEO Corrections & Detention

	13-weeks Ended 1-Apr-12	13-weeks Ended 3-Apr-11
Revenues (In thousands)
U.S. Corrections & Detention
Federal	$148,739	$140,144
State	94,313	98,489
Local	1,154	1,109
Other	1,913	1,888

Total U.S. Corrections & Detention	$246,119	$241,630

Compensated Mandays
U.S. Corrections & Detention
Federal	2,040,353	1,990,707
State	2,230,123	2,289,241
Local	29,362	27,696
Other	—	—

Total U.S. Corrections & Detention	4,299,838	4,307,644

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

GEO Care

	13-weeks Ended 1-Apr-12	13-weeks Ended 3-Apr-11
Revenues (In thousands)
Residential Treatment Services	$37,434	$35,131
Community Based Services	23,823	20,754
Youth Services	23,889	27,377
BI	24,547	13,627

	$109,693	$96,889

Compensated Mandays
Residential
Residential Treatment Services	169,094	158,420
Community Based Services	220,494	223,122
Youth Services	88,531	101,231

Total Residential Mandays	478,119	482,773

Non-Residential Units
Community Based Services (1)	200,271	125,192
Youth Services (2)	109,940	142,636
BI (3)	5,672,041	2,993,755

Total Non-Residential Units	5,982,252	3,261,583

(1)	Community Based Services Non-Residential units include home confinement populations and day reporting center participants.
(2)	Youth Non-Residential units include education, counseling, and other outpatient treatment services.
(3)	BI Non-Residential units include electronic monitoring services and ISAP participants.

Reconciliation Tables and Supplemental Disclosure

First Quarter 2012

Beds in Inventory

The following table contains a list of beds in inventory, which GEO is currently marketing to correctional and detention agencies.

Facility	Location	Bed Count	Prospective Customer
Great Plains Correctional Facility	Oklahoma	2,048	State & Federal
Aurora Detention Facility	Colorado	1,000	Federal
North Lake Correctional Facility	Michigan	1,740	State & Federal
Desert View Community Correctional Facility	California	650	Counties & Federal
Central Valley Community Correctional Facility	California	640	Counties & Federal
Leo Chesney Community Correctional Facility	California	318	Counties & Federal
Mesa Verde Community Correctional Facility	California	400	Counties & Federal
McFarland Community Correctional Facility	California	260	Counties & Federal

		7,056

The combined carrying costs for GEO’s beds in inventory equal approximately $0.14 per share.